Exhibit 24.1
International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

                                                December 9, 2013

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
I hereby authorize each of the following individuals, whose signatures appear below, with full power of substitution or delegation, as well as any employee of International Business Machines Corporation (IBM)
designated in writing by the Secretary of IBM, pursuant to the
Securities Exchange Act of 1934 (the Act), any Securities and
Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation
Form 3, Form 4, Form 5, or Form 144 under the Act.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth                ______________/s/ E. Barth_________
M. H. Browdy                ______________/s/ M. H. Browdy_____
D. Cummins                ______________/s/ D. Cummins_______
C. A. Hall                ______________/s/ C. A. Hall_______
M.A. Jefferson                ______________/s/ M. A. Jefferson__
G. A. Kuehnel                ______________/s/ G. A. Kuehnel____
L. M. Lalli                ______________/s/ L. M. Lalli______
S. Lunin                ______________/s/ S. Lunin_________
L. Mallardi                ______________/s/ L. Mallardi______

This authorization shall remain in effect for as long as I remain an executive officer of IBM.
                                        Very truly yours,

                                        /s/ Martin J. Schroeter

                                        Martin J. Schroeter